Exhibit 10.2

Certain identified information has been excluded from this exhibit because it is both not material and is of the type that the registrant treats as private or confidential. This redacted information has been marked in this exhibit with three asterisks [***]

LEASE AMENDING AGREEMENT

THIS AGREEMENT made as of the 6th day of April, 2022, B E T W E E N:

PIRET (7303-30TH STREET SE) HOLDINGS INC.

(hereinafter called "Landlord")

- and -

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(hereinafter called "Tenant")

WHEREAS:

A.
By a lease dated September 15, 2012 between Landlord and Tenant (such lease hereinafter called the "Lease"), Landlord leased to Tenant for a term of approximately ten (10) years (the "Term"), expiring on September 30, 2022, certain premises (the "Leased Premises") (as more particularly described in the Lease) comprising a Rentable Area of approximately [***] square feet and located in the building (the "Building") municipally known as 7303 & 7403 30th Street SE, Calgary, Alberta; and

B.
The parties have agreed to extend the Term of the Lease for a further period of five (5) years, commencing on October 1, 2022 and expiring on September 30, 2027, and to amend certain other provisions of the Lease.

NOW THEREFORE this Agreement witnesses that in consideration of the covenants and agreements herein contained (the receipt and sufficiency of which are hereby acknowledged) the parties hereto covenant and agree with each other as follows:

1.
Interpretation: The recitals are true in fact and in substance. Except as otherwise expressly provided in this Agreement the terms used herein shall have the meanings attributed to them in the Lease. Terms defined herein, including in the recitals, will be incorporated by reference into the Lease unless there is something in the subject matter or context inconsistent therewith.

2.
Extended Term: The Term of the Lease shall be and is hereby extended for a further period of five (5) years (the "Extended Term"), commencing on October 1, 2022 and expiring on September 30, 2027. Tenant acknowledges and agrees that there shall be no further right to renew or extend, and the provisions of Section 3.2 of the Lease relating to Tenant being entitled to extend the Term are hereby deleted.

3.
Use: Tenant shall use the Leased Premises throughout the Extended Term only as permitted in the Lease.

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4.
Minimum Rent: For the Extended Term, Tenant shall pay to Landlord, in equal monthly instalments in advance on the first day of each month in accordance with the Lease, annual Minimum Rent with respect to the Leased Premises equal to:

Period	Annual Rate (per sq. ft. of Rentable Area)	Annual Amount (plus taxes)	Monthly Amount (plus taxes)
October 1, 2022 to September 30, 2023	$[***]	$[***]	$[***]
October 1, 2023 to September 30, 2024	$[***]	$[***]	$[***]
October 1, 2024 to September 30, 2025	$[***]	$[***]	$[***]
October 1, 2025 to September 30, 2026	$[***]	$[***]	$[***]
October 1, 2026 to September 30, 2027	$[***]	$[***]	$[***]

5.
Additional Rent: For the Extended Term, the Lease shall continue to be fully net to Landlord. In addition to the payment of Minimum Rent, Tenant shall pay to Landlord Additional Rent as provided for and in accordance with the Lease.

6.
Minimum Rent Free Period: Provided this Agreement has been executed and delivered by Tenant in a form acceptable to Landlord and Tenant is not in default of the Lease, as amended by this Agreement, Tenant shall not be responsible for Minimum Rent during the first three (3) months of the Extended Term (namely the months of October 2022, November 2022 and December 2022) (the "Minimum Rent Free Period"). Tenant shall continue to be responsible for all other amounts payable during the Minimum Rent Free Period including, without limitation, Operating Costs, Taxes and Utilities. This Minimum Rent free provision shall not apply to any extension or renewal of this Lease beyond the Extended Term.

7.
Condition of Leased Premises: Tenant accepts the Leased Premises in an "as-is" condition and acknowledges and agrees that there shall be no rent concessions, no Landlord's work required, no fixturing period and no tenant allowance or any other amount payable by Landlord to Tenant, except to the extent specifically provided for in this Agreement.

8.
Amendments to Lease: Landlord and Tenant agree that effective as of the date of this Agreement, the Lease is amended as follows:

(a)
by inserting the following at the end of sub-subsection 1.1(o)(ix): "without the prior written approval of the Landlord, acting reasonably (the Tenant hereby acknowledging that Rent shall remain payable at all times)";

(b)
by deleting the second, third, fourth and fifth paragraphs of Section 3.2 commencing with the words "Subject to the following terms hereof" and ending with the words "in force at the time of the arbitration";

(c)
by inserting a new sub-subsection (v) after sub-subsection (iv) in subsection 6.2(a) as follows:

"(v) all reasonable costs that are out of the Tenant's control for preparing for and responding to a Public Health Emergency, including, without limitation, all costs of purchasing and maintaining applicable equipment and supplies, all costs of additional personnel for testing, screening and enhanced security measures, and all costs of decontamination and sanitization procedures, if any;";

(d)
by inserting a new sub-subsection (vi) after sub-subsection (v) in subsection 6.2(a) as follows:

"(vi) all costs incurred in the reduction of greenhouse gas emissions with respect to the Lands and the Building and all costs incurred in the furtherance of the Landlord's environmental sustainability initiatives. Any improvements made with respect to reducing greenhouse gas emissions and environmental sustainability initiatives shall be reasonable. Capital costs made with respect to reducing greenhouse gas emissions and environmental sustainability initiatives for improvements shall be amortized over the useful life of the improvements in question in accordance with generally accepted accounting principles."

(e)
by deleting, in the second line of Section 17.1(d)(ii), the word "twice" and replacing it with the words and figures "one hundred and fifty percent (150%) of";

(f)
by inserting, between the words "laws or regulations" and "riots" in the in the fourth line of Section 17.13, the words "a Public Health Emergency";

(g)
by deleting Section 18.1 (Letter of Credit) in its entirety;

(h)
by adding a new Section 18.5 as follows:

"18.5 Reporting of Energy Consumption and Water Use

Not later than February 15th each year during the Term and any exercised extension term(s), where the Tenant is purchasing Utilities directly from a supplier with the Landlord's consent in accordance with this Lease, the Tenant shall submit to the Landlord copies of original invoices showing the Tenant's water, natural gas and electricity consumption in the Leased Premises during the immediately prior calendar year. In addition, the Tenant covenants and agrees from time to time and within seven (7) days of request, to provide to the Landlord all energy consumption and water use information regarding the Leased Premises that the Landlord may require.";

(i)
by adding a new Section 18.6 as follows: "18.6 Public Health Emergency

The Landlord and the Tenant agree that in anticipation of, during, and for a period of time following (each as the Landlord shall determine, in its sole discretion) a Public Health Emergency, in addition to the Landlord's rights in this Lease, the following shall apply:

(a)
The Landlord shall have the right, in its sole discretion and having regard to the type of Public Health Emergency, to implement all such measures and/or restrictions to the Leased Premises and Building (including, but not limited to, changes to the Operating Standards) as required or advised by an Authority.

(b)
If required by an Authority the Tenant shall promptly notify the Landlord in writing of the diagnosis of any infectious disease that is referenced in the Public Health Emergency (excluding common cold and common flu) among the Tenant, its employees and invitees who have accessed the Building or the Leased Premises within a prior thirty (30) day time period.

(c)
All costs incurred by the Landlord in respect of the Building or any part or parts thereof and which are incurred in connection with or related to the Public Health Emergency shall be included in Operating Costs.

(d)
The Landlord and the Tenant shall act reasonably and co-operatively and in good faith to minimize the impact of the Public Health Emergency on the Leased Premises and the Building and its operations. The Landlord's response, if any, to a Public Health Emergency, may differ from, supplement, modify, reduce or augment the recommendations of any Authority, having regard to the nature of the Building and the permitted uses of the tenants and occupants therein.

(e)
This Section 18.6 shall not impose any duty, obligation or liability on the Landlord in respect of a Public Health Emergency or the Landlord's response thereto, if any.

For the purposes of this Lease, "Public Health Emergency" means and includes an epidemic, pandemic (including without limitation, COVID-19), other situations where persons in or entering the Lands or Building are or may be exposed to imminent danger from a disease or virus or other biological or physical agents which pose a threat to human health, and states of emergency or public health emergency declared by an Authorities and affecting the City in which the Building is located.";

(j)
by adding a new Section 18.7 as follows:

"18.7 Warehousing and Storage of Related Chemical Products

The Tenant acknowledges, covenants and agrees that:

(a)
all Related Chemical Products at the Leased Premises shall be disclosed in writing by the Tenant to the Landlord including, without limitation, as part of the Environmental Questionnaire to be provided by the Tenant to the Landlord from time to time pursuant to this Lease;

(b)
all Related Chemical Products kept at the Leased Premises shall be received pre-packaged in packaging mandated by the applicable Authorities and ready for use, and shall not be handled in unprocessed form at any time within any portion of the Building or the Lands;

(c)
all Related Chemical Products shall be stored in accordance with all Environmental Laws and in accordance with the requirements of the applicable Authorities and shall be kept in a discrete, clearly identified area of the warehouse portion of the Leased Premises being identifiable from the majority of the warehouse portion of the Leased Premises;

(d)
the Related Chemical Products shall be stored and handled in strict accordance with the MSDS and the requirements of the WHMIS, and every person delivering or handling the Related Chemical Products shall be trained in accordance with the WHMIS guidelines and shall follow the MSDS;

(e)
no container, vessel, receptacle or box containing Related Chemical Products may be open at the Building and the Lands and there shall be no mixing or preparation involving any Related Chemical Products at the Building or the Lands;

(f)
the Related Chemical Products shall be stored on skids in dedicated areas for each Related Chemical Product. The Related Chemical Products shall be loaded into and out of the Leased Premises directly onto the truck which will be entering into the Leased Premises through the same door;

(g)
The Landlord may make inquiries from time to time of any Authorities with respect to the Tenant's compliance with the WHMIS and the MSDS, and Tenant will from time to time provide to the Landlord such written authorizations as the Landlord may require in order to facilitate the Landlord obtaining such information; and

(h)
any spill, release, escape or leak of Related Chemical Products shall be remediated in strict accordance with the MSDS and the requirements of each Authority having jurisdiction and the Tenant hereby agrees to indemnify and hold harmless the Landlord from all expenses, claims and liabilities relating in any way to any and all Related Chemical Products at the Building and the Lands.

For the purposes of this Lease:

"MSDS" means the applicable material safety data sheet or product safety data sheet for a material or product which: (i) lists information relating to occupational safety and health for the use of the material or product; or (ii) catalogues information on chemicals, chemical compounds and chemical mixtures; or (iii)

contains information on the potential hazards (health, fire, safety, reactivity and environmental) and how to work safely with chemicals, chemical compounds or chemical mixtures;

"Related Chemical Products" means pre-packaged chemicals stored or utilized by Tenant at the Leased Premises and which are directly related to Tenant's specific use of the Leased Premises as permitted in this Lease."; and

"WHMIS" means the "Workplace Hazardous Materials Information System" hazard communications system used in Canada."; and

(k)
by deleting Schedule "F" (Letter of Credit Terms Summary) in its entirety.

9.
Notices: The Lease is further amended such that the address for notice of Landlord is deleted and replaced with the following:

Landlord: 121 King Street West Suite 2100

P.O. Box 112

Toronto, Ontario M5H 3T9

10.
Environmental Questionnaire: The Environmental Questionnaire attached to this Agreement as Schedule "A" has been certified by a senior officer of Tenant as complete and accurate responses and which are hereby deemed to be representations and warranties of Tenant upon which Landlord is relying.

11.
Ratification of Lease: Except as herein provided, the terms and conditions of the Lease shall continue in full force and effect and the Lease as extended and amended herein is hereby ratified and affirmed by each of Landlord and Tenant and shall be binding upon the parties hereto and their respective successors and permitted assigns.

12.
General: Time, in all respects, shall remain of the essence. The section headings in this Agreement have been inserted for convenience of reference only and shall not be referred to in the interpretation of this Agreement nor the Lease. This Agreement shall be interpreted according to and governed by the laws having application in the Province of Alberta.

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13.
Signatures: A facsimile or PDF or electronic signature shall constitute a valid and binding signature with the same effect as if it were an original signature endorsed on this Agreement. A signed copy of this Agreement transmitted by PDF or other electronic means of transmission shall be deemed to have been validly delivered and shall bind the parties. The parties agree that execution of this Agreement by use of digital signature software shall constitute valid execution. At Landlord's request, Tenant shall ensure that this Agreement is executed and delivered in hard copy within five (5) days of the acceptance or execution hereof by PDF or other electronic means of transmission.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

LANDLORD: PIRET (7303-30TH STREET SE) HOLDINGS INC.

Per: /s/ David Owen

Name: David Owen

Title: Authorized Signing Officer

I have authority to bind the Corporation.

TENANT: DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Per: /s/ Geoff Krause

Name: Geoff Krause

Title: Authorized Signing Officer

Per:

Name:

Title:

I/We have authority to bind the Corporation.

SCHEDULE "A"

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